Exhibit 10.26

NATURE’S MIRACLE INC.

LETTER AGREEMENT

Date : November 15, 2023

LBBB Merger Corp.

The undersigned, Nature’s Miracle Inc., a Delaware corporation (the “Company”), with the individuals named in Schedule A hereto (collectively the “Holders,” and each an “Holder”), Lakeshore Acquisition II Corp., a Cayman Islands corporation (“Lakeshore”) and LBBB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Lakeshore (the “PubCo”), hereby confirm their agreement (this “Agreement”) to issue 235,000 shares of Pubco’s common stock, par value $0.0001 (the “Shares”) to the Holders in the respective amount as set forth in the Schedule A.

The Company had previously entered into certain employment agreements, as amended (the “Employment Agreements”) with the respective Holders, pursuant to which the respective Holders were to be issued shares of the Company.

The Company, Tie “James” Li and Lakeshore had previously entered into an agreement and plan of merger dated September 9, 2022 (the “Merger Agreement”), pursuant to which the parties thereto are to be involved in a series of merger transaction, as result of which the Pubco shall merge into Company, with the Company as the surviving corporation (the “Merger”).

1.	Issuance

The parties hereto agree to issue the Shares to the Holders in the respective amount as set forth in Schedule A, which shares shall be issued and delivered to the Holders upon the closing of the Merger.

2.	Amendment

The Company and the respective Holder hereby agree that, upon the closing of the Merger, all shares of the Company’s capital stock that were to be issued to the Holder under their respective Employment Agreement shall be void and shall be immediately canceled. The cancellation of shares pursuant to this Agreement shall be effective as of the closing date of the Merger. The Holders acknowledge and agree that, following the cancellation of the shares, they shall have no further rights or interests in the canceled shares, and any references to such shares in the Employment Agreements shall be deemed null and void. The parties further agree to execute any additional documents or take any further actions as may be reasonably necessary to effectuate the cancellation of the shares in accordance with this Agreement.

3.	Precedence

The terms of this Agreement supersede provisions in the Employment Agreements only to the extent that the terms of this Agreement and the Employment Agreements expressly conflict. Unless expressly amended herein, all provisions of the Employment Agreements remain intact and in full effect. Nothing in this Agreement should be interpreted as invalidating the Employment Agreements.

4.	Miscellaneous

a.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

b.	Arbitration: Any dispute arising out of, in connection with or relating to, this Agreement shall be resolved through arbitration pursuant to this Section 4.b. The arbitration shall be conducted in New York in accordance with the rules of the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

c.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

d.	All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (ii) delivered by hand, (iii) otherwise delivered against receipt therefor, or (iv) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Nature’s Miracle Inc.

By:	/s/ Tie “James” Li
Name:	Tie “James” Li
Title:	Chairman

The foregoing Letter Agreement is hereby confirmed and accepted by the undersigned as of the date first above written.

Tie “James” Li

Signature:	/s/ Tie “James” Li

Deyin Chen

Signature:	/s/ Deyin Chen

Zhiyi Zhang

Signature:	/s/ Zhiyi Zhang

Charles Jourdan Hausman

Signature:	/s/ Charles Jourdan Hausman

Darin Carpenter

Signature:	/s/ Darin Carpenter

Lakeshore Acquisition II Corp.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	Chairman

LBBB Merger Corp.

By:	/s/ Bill Chen
Name:	Bill Chen
Title:	Chairman

[Signature Page to Employment Agreement]

SCHEDULE A

Recipient	Number of Shares
Tie Li	50,000
Tie Li	12,500
Deyin Chen	12,500
Zhiyi Zhang	50,000
Charles Jourdan Hausman	10,000
Darin Carpenter	100,000
Total	235,000

4